EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-41204 on Form S-8, as amended by Amendment No.1 to Form S-8 No. 333-04888; No.’s 333-14925 and 333-43018 on Forms S-8; No.’s 333-58004, 333-58008, 333-70480 and 333-75158 on Forms S-3 of Brown & Brown, Inc. and subsidiaries of our report dated March 8, 2004, incorporated by reference in the Annual Report on Form 10-K of Brown & Brown, Inc. for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP

March 15, 2004